Exhibit 3.1

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

RITCHIE BROS. AUCTIONEERS INCORPORATED		344401-5

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

April 11, 2008 / le 11 avril 2008
/s/ Richard G. Shaw
Richard G. Shaw	Date of Amendment - Date de modification
Director – Directeur

Industry Canada	Industrie Canada

Corporations Canada	Corporations Canada

Form 4

Instructions

3 Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA.

A: If an amendment involves a change of corporate name (including the addition of the English or French vesrion of the corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and the Articles of Amendment must be accompanied by a Canada-biased NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS® search.

D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended. If the space available is insufficient, please attach a schedule to the form.

4 Declaration

This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).

General

The Information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the Privacy Act. However, public disclosure pursuant to section 266 of the CBCA is permitted under the Privacy Act.

If you require more information, please consult our web site at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region) or toll-free at 1 866 333-5556 or by email at corporationscanada@lc.gc.ca.

Prescribed Fees

•	Corporations Canada Online Filling Centre: $200
•	By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders

Change of registered office address and/or mailing address:

Complete and file Change of Registered Office Address (Form 3).

Change of directors or changes of a director's address: Complete and file Changes Regarding Directors (Form 6).

These forms can be filed electronically, by mail or by fax free of charge.

File documents online

(except for Articls of Amalgamation):

Corporations Canada Online Filing Centre:

www.corporationscanada.ic.gc.ca

or send documents by mail:

Director General,

Corporations Canada

Jean Edmonds Tower South

9th Floor

365 Laurier Ave. West

Ottawa ON K1A 0C8

By Facsimile:

613-941-0999

 Articles of Amendment

(Sections 27 and 177 of the Canada Business Corporations Act (CBCA))

1	Corporation name
Ritchie Bros. Auctioneers Incorporated

2	Corporation number
344401-5

3	The articles are amended as follows: (Please note that more than one section can be filled out)

A:	The corporation changes its name to:

B:	The corporation changes the province or territory in Canada where the registered office is located: (Do not indicate the full address)

C:	The corporation changes the minimum and/or maximum number of directors to:

D:	Other changes: (e.g. to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation to or any other provisions that are permitted by the CBCA to be set out in the Articles) Please specify.

The annexed Appendix A is, incorporated in this form.

4 Declaration
I hereby certify that i am a director or an officer of the corporation.

/s/ Jeremy Black
SIGNATURE

Jeremy Black	604-273-2159
PRINT NAME	TELEPHONE NUMBER

Note:

IC 3069 (2006/12)

APPENDIX A

ARTICLES OF AMENDMENT

RITCHIE BROS. AUCTIONEERS INCORPORATED

The articles of the Corporation be and are hereby amended to change the number of the issued and outstanding Common Shares of the Corporation by subdividing each of the issued and outstanding Common Shares of the Corporation held by shareholders as of the record date of April 24, 2008 into three Common Shares.

1.	The authorized capital of the Corporation shall continue to consist of:

(a)	an unlimited number of Preferred Shares designated as Senior Preferred Shares, issuable in series;

(b)	an unlimited number of Preferred Shares designated as Junior Preferred Shares issuable in series; and

(c)	an unlimited number of Common Shares.

Industry Canada	Industrie Canada

Corporations Canada	Corporations Canada
9th floor	9e étage
Jean Edmonds Towers South	Tour Jean Edmonds sud
365 Laurier Avenue West	365, avenue Laurier ouest
Ottawa, Ontario K1A 0C8	Ottawa (Ontario) K1A 0C8

April 14, 2008 / le 14 avril 2008	Your file - Votre référence

MIRELLA SPAGNOLO
MCCARTHY TETRAULT	Our file - Notre référence
40 ELGIN ST	344401-5
SUITE 1400
OTTAWA ONTARIO
Re - Objet: RITCHIE BROS. AUCTIONEERS INCORPORATED

Enclosed herewith is the document issued in the above matter.	Vous trouverez ci-inclus le document émis dans l'affaire précitée.

A notice of issuance of CBCA documents will be published in the Monthly Transactions.	Un avis de l'emission de documents en vertu de la LCSA sera publié dans les Transactions mensuelles.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	S’TL EST QUESTION D’UNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DÉNOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ÉTRE RESPECT:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.	Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilite comprend l'obligation de changer la Dénomination de la société en une dénomination différente advenant le cas ou des représentations sont faites établissant qu'il y a une probabilité de confusion. L'utilisation de tout nom octroyé est sujette á toute loi de la juridiction ou la société exploite son entreprise.

We trust this is to your satisfaction.	Nous espérons le tout á votre satisfaction.

/s/ Philipps Bechamp

Philipps Bechamp

For the Director General, Corporations Canada	pour le Directeur general, Corporations Canada

Industry Canada	Industrie Canada

Corporations Canada	Corporations Canada
9th floor	9e etage
Jean Edmonds Towers South	Tour Jean Edmonds sud
365 Laurier Avenue West	365, avenue Laurier ouest
Ottawa, Ontario K1A 0C8	Ottawa (Ontario) K1A 0C8

April 19, 2004 / le 19 avril 2004	Your file - Votre référence

LIZ PERRAS
MCCARTHY TETRAULT	Our file - Notre référence
40 ELGIN ST	344401-5
SUITE 1400
OTTAWA ONTARIO
Re - Objet: RITCHIE BROS. AUCTIONEERS INCORPORATED

Enclosed herewith is the document issued in the above matter.	Vous trouverez ci-inclus le document émis dans l'affaire précitée.

A notice of issuance of CBCA documents will be published in the Monthly Transactions.	Un avis de l'emission de documents en vertu de la LCSA sera publié dans les Transactions mensuelles.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	S’TL EST QUESTION D’UNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DÉNOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ÉTRE RESPECT:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.	Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilite comprend l'obligation de changer la Dénomination de la société en une dénomination différente advenant le cas ou des représentations sont faites établissant qu'il y a une probabilité de confusion. L'utilisation de tout nom octroyé est sujette á toute loi de la juridiction ou la société exploite son entreprise.

We trust this is to your satisfaction.	Nous espérons le tout á votre satisfaction.

Alain Gratton

For the Director General, Corporations Canada	pour le Directeur général, Corporations Canada

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

RITCHIE BROS. AUCTIONEERS INCORPORATED		344401-5

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

April 16, 2004 / le 16 avril 2004
/s/ Richard G. Shaw
Director – Directeur	Date of Amendment - Date de modification

Industry Canada	Industrie Canada	FORM 4	FORMULE 4
Canada Business	Loi canadienne sur	ARTICLES OF AMENDMENT	CLAUSES MODIFICA TRICES
Corporations Act	les sociétés par actions	(SECTION 27 OR 177)	(ARTICLES 27 OU 177)

1 - Name of the Corporation - Dénomination do la soolété RITCHIE BROS. AUCTIONEERS INCORPORATED	2 - Corporation No. - N de la sooiété 344401-5

3 - The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ol-dessus sont modifiés de la facon suivante :

The articles of the Company be and are hereby amended to change the number of the issued and outstanding Common Shares of the Company by subdividing each of the issued and outstanding Common Shares of the Company held by shareholders as of the record date of May 4, 2004 into two Common Shares.

The authorized capital of the Company shall continue to consist of:

(a)	an unlimited number of Preferred Shares designated as Senior Preferred Shares, issuable in series;

(b)	an unlimited number of Preferred Shares designated as Junior Preferred Shares issuable in series; and

(c)	an unlimited number of Common Shares.

Date April 16, 2004	Signature /s/ Robert S. Armstrong	4 - Capacity of - En qualite de Corporate Secretary
For Departmental Use Only A l’usage du ministère soutlement Filed Déposés APR 19 2004	Printed Name -Nom on lettres moulées Robert S. Armstrong

IC 3609 (2001/11)

Industry Canada	Industrie Canada

Corporations Directorate	Direction générale des Corporations
9th floor	9e étage
Jean Edmonds Towers South	Tour Jean Edmonds sud
365 Laurier Avenue West	365, avenue Laurier ouest
Ottawa, Ontario K1A 0C8	Ottawa (Ontario) K1A 0C8

May 4, 2000 / le 4 mai 2000	Your file - Votre référence

MCCARTHY TETRAULT	Our file - Notre référence
40 ELGIN STREET, THE CHAMBERS	344401-5
SUITE 1400
OTTAWA ONTARIO
K1P 5K6
Re - Objet: RITCHIE BROS. AUCTIONEERS INCORPORATED

Enclosed herewith is the document issued in the above matter.	Vous trouverez ci-inclus le document émis dans l'affaire précitée.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin.	Un avis de l'emission de documents en vertu de la LCSA sera publié dans le Bulletin des sociétés canadiennes.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	S’TL EST QUESTION D’UNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DÉNOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ÉTRE RESPECTÉ:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.	Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend l'obligation de changer la dénomination dé la société en une dénomination différente advenant le cas oú des representations sont faites établissant qu'il y a une probabilite de confusion. L'utilisation de tout nom octroye est sujette a toute loi de la juridiction oú la société exploite son entreprise.

We trust this is to your satisfaction.	Nous espérons le tout á votre satisfaction.

Philippe Béchamp
Document Examination Unit / Groupe d'examen de documents
Tel.: (613) 941-8114
Fax.: (613) 941-0999
Email: corporations.efiling@ ic.gc.ca
Internet: http://strategis.ic.gc.ca/corporations

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de Modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

RITCHIE BROS. AUCTIONEERS INCORPORATED		344401-5

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a séries of shares;	☐	b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

May 4, 2000 / le 4 mai 2000
/s/ Richard G. Shaw
Director – Directeur	Date of Amendment - Date de modification

CANADA BUSINESS CORPORATIONS ACT

FORM 4

ARTICLES OF AMENDMENT

(SECTIONS 27 OR 177)

1.	Name of Corporation:	2.	Corporation No.:

	RITCHIE BROS. AUCTIONEERS INCORPORATED		344401-5

3.	The articles of the above-named corporation are amended as follows:

The articles of the Company be amended by adding the following provision to paragraph 7 thereof:

(1)	the actual number of directors within the minimum and maximum number set out in paragraph 5 may be determined from time to time by resolution of the directors; and

(2)	if the directors in exercising the power referred to in subparagraph 7(1) above increase the number of directors at any time between annual meetings of shareholders, the directors may by resolution appoint one or more additional directors who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, provided that the total number of directors so appointed shall not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

Date:	Signature:	Description of
Office:
May 2, 2000	/s/ Robert S. Armstrong	Secretary

FOR DEPARTMENTAL USE ONLY

Filed:  May 4 2000

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de fusion

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

RITCHIE BROS. AUCTIONEERS INCORPORATED	344401-5

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.	Je certifie que la société susmentionnée est issue d’une fusion, en vertu de l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

December 12, 1997/le 12 décembre 1997
Director - Directeur	Date of Amalgamation - Date de fusion

		FORM 9	FORMULE 9
Canada Business	Loi régissant les sociétés	ARTICLES OF AMALGAMATION	STATUS DE FUSION
Corporations Act	par actions de régime fédéral	(SECTION 185)	(ARTICLE 185)

1-	Name of amalgamated corporation	Dénomination de la société issue de la fusion

RITCHIE BROS. AUCTIONEERS INCORPORATED

2 -	The place in Canada where the registered office is to be situated Greater Vancouver Regional District	Lieu au Canada ou doit étre situe le siége social

3-	The classes and any maximum number of shares that the corporation is authorized to issue The annexed Schedule 1 is incorporated in this form.	Catégories et tout nombre maximal d'actions que la société est autorisée á émettre

4-	Restrictions, if any, on share transfers none	Restrictions sur le transfert des actions, s'il y a lieu

5 -	Number (or minimum and maximum number) of directors minimum of 3 and maximum of 10	Nombre (ou nombre minimal et maximal) d'administrateurs

6 -	Restrictions, if any, on business the corporation may carry on None	Limites imposées á I'activité commerciale de la société, s'il y a lieu

7-	Other provisions, if any none	Autres dispositions, s'il y a lieu

8-	The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:	8 - La fusion a été approvée en accord avec l'article ou le paragraphe de la Loi indiqué ci-aprés ☒ 183 ☐ 184(1) ☐ 184(2)

This is Schedule 1 of the Articles of Amalgamation of RITCHIE BROS. AUCTIONEERS INCORPORATED dated as of December 12, 1997

1.	AUTHORIZED CAPITAL

The authorized share capital of the Corporation shall consist of:

(a)	an unlimited number of Preferred Shares designated as Senior Preferred Shares, issuable in series ("Senior Preferred Shares");

(b)	an unlimited number of Preferred Shares designated as Junior Preferred Shares, issuable in series ("Junior Preferred Shares"); and

(c)	an unlimited number of Common Shares ("Common Shares").

2.	SENIOR PREFERRED SHARES

The Senior Preferred Shares shall, as a class, have attached thereto the following rights, privileges, restrictions and conditions:

2.1	Directors’ Authority to Issue in One or More Series

The directors of the Corporation may issue the Senior Preferred Shares at any time and from time to time in one or more series. Before any shares of a particular series are issued, the directors of the Corporation shall fix the number of shares that will form such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the Senior Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of dividends thereon, the currency or currencies of payment of dividends, the time and place of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any) and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the directors shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

2.2	Ranking of Senior Preferred Shares

No rights, privileges, restrictions or conditions attached to a series of Senior Preferred Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Senior Preferred Shares. The Senior Preferred Shares shall be entitled to priority over the Junior Preferred Shares and Common Shares of the Corporation and over any other shares ranking junior to the Senior Preferred Shares with spect to priority in the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends or amounts payable on a return of capital in respect of a series of Senior Preferred Shares are not paid in full, the Senior Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Senior Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Senior Preferred Shares of any series may also be given such other preferences not inconsistent with clauses 2.1 to 2.4 hereof over the Junior Preferred Shares and Common Shares and over any other shares ranking junior to the Senior Preferred Shares as may be determined in the case of such series of Senior Preferred Shares.

2.3	Voting Rights

Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Senior Preferred Shares, the holders of the Senior Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

2.4	Approval of Holders of Senior Preferred Shares

The rights, privileges, restrictions and conditions attaching to the Senior Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of Senior Preferred Shares given as hereinafter specified.

The approval of the holders of Senior Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Senior Preferred Shares as a class or any other matter requiring the consent of the holders of the Senior Preferred Shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of Senior Preferred Shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct hereof shall be those from time to time prescribed by the Canada Business Corporations Act (as from time to time amended, varied or replaced) and the by-laws of the Corporations with respect to meetings of shareholders. On every poll taken at a meeting of holders of Senior Preferred Shares as a class, or at a joint meeting of the holders of two or more series of Senior Preferred Shares holder of Senior Preferred Shares entitled to vote thereat shall have 1 vote in respect of each Senior Preferred Share held by him/her.

3.	JUNIOR PREFERRED SHARES

The Junior Preferred Shares shall, as a class, have attached thereto the following rights, privileges, restrictions and conditions:

3.1	Directors’ Authority to Issue in One or More Series

The directors of the Corporation may issue the Junior Preferred Shares at any time and from time to time in one or more series. Before any shares of a particular series are issued, the directors of the Corporation shall fix the number of shares that will form such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the Junior Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or rates, amount or methods of calculation of dividends thereon, the currency or currencies of payment of dividends, the time and place of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any) and the terms and conditions of any share purchase plan or sinking fund with resect thereto. Before the issue of the first shares of a series, the directors shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

3.2	Ranking of Junior Preferred Shares

No rights, privileges, restrictions or conditions attached to a series of Junior Preferred Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Junior Preferred Shares. The Junior Preferred Shares shall be entitled, subject to the prior rights of the holders of the Senior Preferred Shares, to priority over the Common Shares of the Corporation and over any other shares ranking junior to the Junior Preferred Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends or amounts payable or return of capital in respect of a series of Junior Preferred Shares are not paid in full, the Junior Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Junior Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall applied towards the payment and satisfaction of claims in respect of dividends. The Junior Preferred Shares of any series may also be given such other preferences not consistent with clause 3.1 to 3.4 hereof over the Common Shares and over any other shares ranking junior to the Junior Preferred Shares as may be determined in the case of such series of Junior Preferred Shares.

3.3	Voting Rights

Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Junior Preferred Shares, the holders of the Junior Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

3.4	Approval of Holders of Junior Preferred Shares

The rights, privileges, restrictions and conditions attaching to the Junior Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of Junior Preferred Shares given as hereinafter specified.

The approval of the holders of Junior Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Junior Preferred Shares as a class or of any other matter requiring the consent of the holders of the Junior Preferred Shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of Junior Preferred Shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Canada Business Corporations Act (as from time to time amended, varied or replaced) and the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of Junior Preferred Shares as a class, or at a joint meeting of the holders of two or more series of Junior Preferred Shares, each holder of Junior Preferred Shares entitled to vote thereat shall have 1 vote in respect of each Junior Preferred Share held by him/her.

4.	COMMON SHARES

The Common Shares shall carry and have attached thereto the following rights, privileges, restrictions and conditions:

4.1	Voting Rights

The Common Shares shall entitle the holders thereof to notice of, to attend and to 1 vote for each Common Share held at all meetings of shareholders, except meetings at which only holders of a specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

4.2	Dividend Rights

Subject to the prior rights of the holders of the Senior Preferred Shares, the Junior Preferred Shares and any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of the Common Shares shall be entitled to receive and the Corporation shall pay thereon dividends if, as and when declared by the board of directors of the Corporation out of moneys or assets of the Corporation properly applicable to the payment of dividends in such amount and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or with the holders of the Common Shares, the board of directors may in their sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Corporation.

4.3	Rights upon Dissolution

Subject to the prior rights of the holders of the Senior Preferred Shares, the Junior Preferred Shares and any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, provided that such remaining property and assets shall be paid or distributed equally share for share to the holders of the Common Shares at the time outstanding without preference or priority.

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